EXHIBIT 10.21

AMENDMENT NO. 1
TO
SERIES B PREFERRED STOCK PURCHASE AGREEMENT

     This Amendment No. 1 to Series B Preferred Stock Purchase Agreement (this “Amendment”) is made and entered into as of December 7, 2002, by and between Penthouse International, Inc., a Florida corporation formerly known as American Pulp Exchange, Inc. (the “Corporation”), and Morgan Berkeley Partners, LLC, a Nevada limited liability company (the “Investor”). Capitalized terms used in this Amendment shall, unless otherwise expressly provided herein, have the same meanings given to such terms in the Series B Preferred Stock Purchase Agreement dated as of November 8, 2002, by and between the Corporation and the Investor (the “Series B Agreement”).

R E C I T A L S

     A.     Section 7.8 of the Series B Agreement provides that the Series B Agreement may be amended by the written consent of the Corporation and the Investor.

     B.     Pursuant to Section 7.8 of the Series B Agreement, the Corporation and the Investor now mutually desire to amend the Series B Agreement as set forth below.

A G R E E M E N T

     NOW, THEREFORE, the parties hereby agree as follows:

     1.     Amendment to First Paragraph. The first paragraph of the Series B Agreement is hereby amended to read in its entirety as follows:

“This Series B Preferred Stock Purchase Agreement (this “Agreement”) is made and entered into as of November 9, 2002, by and between American Pulp Exchange, Inc., a Florida corporation (the “Corporation”), and Morgan Berkeley Partners, LLC, a Nevada limited liability company (the “Investor”).”

     2.     Amendment to Section 2. Section 2 of the Series B Agreement is hereby amended to read in its entirety as follows:

“2. Closing. The purchase and sale of the Purchased Shares will take place at the offices of Pachulski, Stang, Ziehl, Young & Jones P.C., 10100 Santa Monica Boulevard, Suite 1100, Los Angeles, California 90067, at 10:00 a.m. Pacific Time, on January 31, 2003 or at such other time and place as the Corporation and the Investor mutually agree upon (which time and place are referred to in this Agreement as the “Closing”). At the Closing, the Corporation will deliver to the Investor a share certificate representing the Purchased Shares that the Investor has agreed to purchase against delivery to the Corporation by such Investor of the full purchase price of such Purchased Shares, in cash paid by wire transfer of funds to the Corporation.”

     3.     Amendment to Section 3.2(c). Section 3.2(c) of the Series B Agreement is hereby amended to read in its entirety as follows:

“(c) Options, Warrants, Reserved Shares. Except under this Agreement, the Stock Purchase Agreement dated October 22, 2002 by and among the Corporation, Al Siegel, Monahan Consulting, Inc. and Vector Partners, LLC (the “Siegel Purchase Agreement”), the Common Stock Purchase Agreement dated as of November 1, 2002 between the Corporation and PH Capital Holdings, LLC (the “PH Purchase Agreement”), the Common Stock Purchase Agreement dated as of November 1, 2002 between the Corporation and Vector Partners, LLC (the “VP Purchase Agreement”), the Warrant Agreement dated as of even date herewith between the Corporation and Vector Partners, LLC (the “Warrant Agreement”), the Warrant Agreement dated as of even date herewith between the Corporation and PH Capital Holdings, LLC, the Option Agreement dated as of November 8, 2002 between General Media International, Inc. and Vector Partners, LLC (the “VP Option Agreement”), the Option Agreement dated as of November 8, 2002 between the General Media International, Inc. and PH Capital Holdings, LLC (the “PH Option Agreement”), the Shareholders’ Agreement dated as of even date herewith among General Media International, Inc., Vector Partners, LLC and PH Capital Holdings, LLC (the “Shareholders’ Agreement”), and the Stock Exchange Agreement dated November 4, 2002 between the Corporation and General Media International, Inc. (the “Stock Exchange Agreement”), and the 3,000,000 shares of Common Stock reserved for issuance under the Corporation’s 2002 Consultants Stock Incentive Plan, to the Corporation’s knowledge (a) there is no outstanding option, warrant, right (including conversion or preemptive rights) or agreement for the purchase or acquisition from the Corporation of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Corporation’s capital stock and (b) no shares of the Corporation’s outstanding capital stock are subject to any preemptive rights, rights of first refusal or other rights to purchase such stock.”

     4.     Effect of Amendment. This Amendment shall be effective and binding on all parties hereto. To the extent that this Amendment is inconsistent with or conflicts with the Series B Agreement, the terms of this Amendment shall govern. Except as expressly provided in this Amendment, all terms, conditions and provisions of the Series B Agreement remain unchanged and in full force and effect.

     5.     Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

     6.     Governing Law. This Amendment shall be construed and enforced in accordance with the laws of the State of California.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the undersigned have executed and entered into this Amendment as of the date first written above.

THE CORPORATION:

PENTHOUSE INTERNATIONAL, INC.
(f/k/a American Pulp Exchange, Inc.),
a Florida corporation

By:	/s/ R. Guccione

Robert C. Guccione, President

INVESTOR:

MORGAN BERKELEY PARTNERS, LLC,
a Nevada limited liability company

By:	/s/ Jared Galanis

Jared Galanis, Managing Director

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO
SERIES B PREFERRED STOCK PURCHASE AGREEMENT]